UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

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ROCKY MOUNTAIN CHOCOLATE FACTORY

Executing a Refreshed Strategy to Drive Stockholder Value

SEPTEMBER 2021

ROCKY MOUNTAIN CHOCOLATE FACTORY ®



Cautionary Statement

Important Additional Information and Where to Find It

This communication relates to the 2021 Annual Meeting of Stockholders (the "Annual Meeting"). In connection with the Annual Meeting, Rocky Mountain Chocolate Factory, Inc (the "Company" or "RMCF") filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021, as supplemented on September 20, 2021. **BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC.** Investors and stockholders may obtain a copy of the documents free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company's common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This presentation includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

ROCKY MOUNTAIN CHOCOLATE FACTORY

Executive Summary

ROCKY MOUNTAIN CHOCOLATE FACTORY®



Skilled and Supportive Board to Drive Refreshed Strategy and Stockholder Value

Legacy of Delighting Consumers with Premium Handmade Confectionery Products

- Iconic 40-year legacy with strong brand affinity among consumers
- Broad network of franchised and licensed stores across North America
- Largest retailer and manufacturer dedicated to handmade chocolates
- Fresh, in-store candy making enhances consumer experiences
- First phase of brand refresh has been completed

Board Driving Refreshed Strategy to Enhance Stockholder Value and Increase Revenue and Profitability

- Strong balance sheet positions Company to execute organic and acquisition growth opportunities
- Brand refresh underway, including redesigned retail stores and packaging
- Pivoting to a gifting and reinventing Company's digital platform, including untapped e-commerce opportunity for stores and direct-to-consumer
- Transforms RMCF from mom-and-pop retail opportunity to ROI opportunity
- Optimizing production at Durango manufacturing facility to scale and support growth

A Refreshed Board Supporting RMCF's Leadership Team and Guiding Strategic Transformation

- Significantly refreshed Board, with new independent directors and Chairperson, and strong governance principles
- Relevant experience to support long-term strategy development – branding and marketing, e-commerce and digital, procurement and logistics, capital markets and acquisitions
- New director nominees have prior public company Board and leadership experience
- Stockholder-oriented mentality with large stockholder represented on the Board

A refreshed brand, strategy and Board to maximize value for all stockholders

Skilled and Supportive Board to Drive Refreshed Strategy and Stockholder Value

ROCKY MOUNTAIN CHOCOLATE FACTORY

- RMCF's director nominees have strong experience and diverse skills to guide Senior Leadership's strategy to enhance stockholder value through increased sales and profitability.
- With expertise in e-commerce, digital marketing, branding, franchising, capital markets, supply chain management and operations, in addition to new directors with public company board experience, RMCF's nominees are directly suited to support its long-term growth strategy.
- RMCF's Senior Leadership team, supported by the Board, took disciplined action to navigate the pandemic. As a result, the Company's healthy balance sheet, significant free cash flow and strong store-level performance position RMCF for organic and acquisition growth.
- Amid a series of corporate governance enhancements, upon election at the Annual Meeting, RMCF will have recently refreshed its Board with four new directors, all of whom are independent.
- RMCF has a track record of stockholder representation on its Board, including the recent appointment of a representative of one of the Company's largest stockholders to the Board.
- The dissident group is pursuing an unnecessary public campaign. RMCF's refreshed Board has already implemented substantial change, as proposed by a number of our stockholders, and is leading a strategic pivot to drive value creation for all stockholders.

The choice for RMCF stockholders is clear: RMCF's Board nominees have the specific, relevant experience to guide the Company's long-term strategy to enhance stockholder value.

ROCKY MOUNTAIN CHOCOLATE FACTORY

Introduction to Rocky Mountain Chocolate Factory

ROCKY MOUNTAIN CHOCOLATE FACTORY®


ASSORTED CHOCOLATES

RMCF At-a-Glance


48 Stores

The Largest Handmade Chocolate and Confections Manufacturer in the U.S.

40	year legacy of delighting customers through premium confections and experiences
388 [1]	Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores
37	U.S. states with RMCF locations, in addition to operations in Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines
>600M	More than 600 million customers served with premium chocolate and confections
>50%	Confection products produced in-store
5M	Pounds of production capacity annually

(1) Total RMCF and self-served frozen yogurt stores open, including 5 Company-owned stores, 262 domestic franchised and licensed stores, 53 int'l stores and 68 self-serve yogurt stores as of 8/31/21.

A Premier Chocolatier and Confectioner

ROCKY MOUNTAIN CHOCOLATE FACTORY

✓ Strong Brand Identity

- Strong consumer brand recognition
- Brand is beloved for high-quality products and memorable experiences

✓ Great Tasting Premium Products

- Largest retailer and manufacturer dedicated to hand-made chocolates
- Gourmet taste and quality due to premium ingredients

✓ Unique Customer Experience

- Special and truly differentiated store ambiance
- Aroma and sight of products being made in store

✓ Nationwide Presence

- One of the largest footprints of chocolate stores
- Presence in 37 states and 6 countries

✓ Scalable Production Facility

- Ability to manufacture an extensive array of premium and unique products
- Greater than five-million-pound annual capacity



ROCKY MOUNTAIN CHOCOLATE FACTORY

Successfully Evolving Our Business and Growth Strategy



RMCF Is Successfully Evolving Its Strategy

Handmade, Premium Products

Truly Unique Customer Experience

- Refreshing Brand and Retail Store Redesign
- Reimagining Packaging to Capture Gifting Opportunity
- Enhancing E-Commerce and Direct-to-Consumer Offering
- Expanding into New Markets and Distribution Channels
- Executing Strategic Acquisition Opportunities
- Increasing Manufacturing Production Volumes

Strategic Transformation Underway to Drive Stockholder Value

Brand Refresh to Drive Sales Growth

- RMCF has completed the first phase of a brand refresh
- Redesigning packaging and display to support RMCF's pivot to gifting
- Emphasis on rationalizing SKU count to focus the Company's product offering to the most in-demand, high-margin products
- Future phase expected to include redesigning retail stores
- Inviting, modern and upscale design will support improving store-level economics
- Board-level expertise in retail, product innovation, consumer insights and confectionery industry are key resources

Future Rocky Mountain Café Concept



ROCKY MOUNTAIN CHOCOLATE FACTORY
ROCKY MOUNTAIN CHOCOLATE FACTORY

Rocky Mountain Canada Store



ROCKY MTN CHOCOLATE

RMCF's Omnichannel Transformation

ROCKY MOUNTAIN CHOCOLATE FACTORY®

RMCF's Board will support Senior Leadership in accelerating a strategic transformation to broaden the Company's addressable market and deliver omnichannel experiences for its customers.

➢ Reinventing RMCF's Digital Presence

- Leverage learnings from strategic relationships to continue building a stronger e-commerce platform for RMCF
- Build-out of e-commerce capabilities will drive increasing revenue and profitability across RMCF's businesses
- Harness data analytics and technology to increase engagement with loyal customer base
- Expertise of new CEO and directors in digital marketing, product innovation and e-commerce will play key role in unlocking future value

➢ Pivoting to Gifting Strategy

- Strengthen customer loyalty and affinity for RMCF's brand while increasing frequency of repeat customer visits
- Expect that effective gifting business will create ripple effect and drive increasing average customer purchase and revenue growth at retail stores
- Opportunity to target new customer segments
- Digital customer acquisition to drive gifting business, direct-to-consumer channel and in-store sales

➢ Market Expansion with Current and New Distribution Channels

- Focus on increasing store count and expanding into new markets with current high-margin retail channels
- Opening new retail store locations will significantly increase revenue and EBITDA
- Developing new distribution channels to drive volume growth and reach new customers
  - Exploring direct-to-consumer strategy
  - Expanding with third-party retailers and e-commerce customers by increasing utilization at Durango manufacturing facility

Expanding RMCF's Franchisee Network

ROCKY MOUNTAIN CHOCOLATE FACTORY

Strategy to add new franchisees will drive revenue growth and increased profitability

- ✓ RMCF currently has 157 open domestic franchised retail stores and 53 international franchised locations, which produce highly-profitable, recurring royalty streams
- ✓ Franchised stores provide high revenue visibility to RMCF's Durango manufacturing facility and increased franchisee demand will support strategic effort to increase the facility's utilization
- ✓ Franchised stores can sell significant volumes when strategically located. Brand refreshment initiatives will position franchisees for success and attractive ROI opportunity.
  - ✓ Store redesign
  - ✓ New packaging to support gifting pivot
  - ✓ Digital expansion including third-party apps, curbside pick-up
  - ✓ Digital-focused customer acquisition

STRATEGIC PLAN TARGETS ADDITION OF ~100 FRANCHISED UNITS OVER NEXT 3-5 YEARS TO DRIVE EBITDA GROWTH

Royalties

- $25,000 in royalty per location
- ~90% flow through

Product Sales

- $75,000 in product sales per location with $30,000 of EBITDA
- Significant increase in manufacturing efficiencies

$5.0- $7.0M

Additional Recurring EBITDA

Through royalties, sales of product to stores and increased margins, additional franchised locations can generate significant increases in annual EBITDA

Scaling Manufacturing Production

Rocky Mountain Chocolate Factory

OVERVIEW

- 53k sq. ft. facility in Durango, CO is the largest U.S. facility focused on hand-made chocolates
- Currently produces 2.2 million pounds of chocolate per year with capacity to double manufacturing volume
- Greater than 70% of production volume is sold to franchisees, giving RMCF high revenue visibility
- 25-30% of confectionary production sold to a variety of third-party retail and e-commerce companies
- Standalone, owned and profitable logistics and distribution operation

DIFFERENTIATORS

- **Largest hand-made retailer and manufacturer** of chocolate products, which cannot be replicated by machines
- Use of **highest quality ingredients**
- Most chocolate has a hand-made center with an enrobed chocolate coating, resulting in a **premium product** that looks and tastes exceptional

OPPORTUNITY

- Durango facility is highly profitable at high utilization levels
- Increasing production from 2.2 million pounds to 5 million pounds annually will drive greater profitability and stronger margins
- Increase demand from franchisees to support higher utilization and production
- Attract additional third-party retail, club and e-commerce customers and increase volume with current high-volume customers
- Rationalize product offerings to highest volume, highest margin products to improve efficiencies and increase working capital
- Focus on high-volume customers with limited SKUs
- Build on existing partnerships with Costco, Williams Sonoma, ProFlowers and Shari's Berries

Strategically Investing to Accelerate Growth and Profitability

Organic Growth

- Invest in high-value retail and franchise expansion and expanding digital capabilities
- Significant free cash flow to support capex
- Asset-light business model is highly scalable

Acquisitive Growth

- Selective and disciplined approach to acquisition growth
- Several opportunities already identified
- Evaluating potential acquisitions that would increase revenue and EBITDA, and support strategic transformation
- Potential acquisitions expected to address RMCF's CEO transition and bring strong retail and digital talent to the Company
- Strong focus on enhancing EBITDA margin to drive profitability



Focus on Disciplined Investments to Drive EBITDA Growth and Margin Expansion

Resilient Operational Results Through COVID-19

- RMCF Senior Leadership, supported by the Board, took significant actions during the pandemic, focused on keeping employees, franchisees and customers safe
  - Actions included reducing opex and eliminating all non-essential spending and capex
  - Protective health and safety measures at all retail stores
- As pandemic-driven shutdowns continue to ease, RMCF's disciplined actions have positioned the Company to capture growth opportunities and accelerate its brand transformation
- RMCF's balance sheet remains strong, the business continues to generate significant free cash flow and store-level economics are improving
- All Company-owned stores have reopened, with most retail locations meeting or exceeding pre-pandemic sales levels
- Same-store sales at domestic franchise locations continue to increase, on an average basis, compared to the same pre-pandemic period





Stock Price Increase Since Jan. 1, 2021



RMCF Stock Performance Year-to-Date
Share Price (USD)(1)
$9.00
$8.50
$8.00
$7.50
$7.00
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
01/21
05/21
09/21

(1) Per FactSet Data

RMCF's Stock Price Continues to Rise Throughout 2021

- RMCF's stock price has increased more than $4.00 per share this year, nearly doubling in value since 1/1/21
- Stock price has more than recovered from pandemic lows, closing on 9/16/21 above the $7.66 closing stock price on 2/28/20
- The market has reacted unfavorably to AB Value's campaign
  - August 2: AB Value launches public proxy contest. RMCF stock falls **>5%** in next day of trading
  - August 17: Announcement of investor group with AB Value and Brad Radoff. RMCF stock falls **>9%** by market close on 8/19

ROCKY MOUNTAIN CHOCOLATE FACTORY

Strong Board to Guide Refreshed Strategy

Proactive Steps to Enhance Corporate Governance

ROCKY MOUNTAIN CHOCOLATE FACTORY®


rocky mountain
MINTS

Board Refreshment Update

- RMCF Board has implemented substantial refreshment
- Upon election at the Annual Meeting, RMCF will have refreshed its Board with four new independent directors, including two directors with prior public company board experience
- RMCF's Board includes a recently appointed representative of one of the Company's largest stockholders, continuing RMCF's track record of stockholder representation on its Board
- This refreshment process is designed to evolve the Board to best serve the interests of all RMCF stockholders
- New independent director nominees in 2021, Elisabeth Charles and Gabriel Arreaga, were identified through a rigorous nationwide process and bring specific expertise in digital marketing, branding, franchising, procurement, supply chain and e-commerce – critical areas for RMCF's future growth
- Upon election of the Board's nominees, 50% of RMCF's directors would be diverse with respect to race, ethnicity or gender
- Our criteria for new directors continues to be guided by what will create the most value for stockholders, including experience in e-commerce, retail, supply chain, product innovation, finance and franchising, among other areas

With the election of the Board's nominees at the Annual Meeting, greater than a majority of the Board will have been refreshed, all of whom are skilled and experienced independent directors.

Board Expertise to Enable RMCF's Growth

- Robust depth and breath of forward-looking expertise and experiences
- 50% diversity of nominees, ahead of NASDAQ requirements
- Relevant blend of strategic and operational backgrounds, including public company board and leadership experiences

RMCF's Board nominees bring diverse qualifications to propel the Company's long-term growth strategy:

- *E-commerce*
- *Franchising*
- *Retail*
- *Digital Marketing*
- *Strategy and Operations*
- *Omni-channel Transformation*
- *Finance and Accounting*
- *Confection and DTC Gifting*
- *Leadership and Innovation*



Bryan Merryman (CEO, Director)
Extensive Confectionary and Retail Industry Expertise

Current Chief Executive Officer, Rocky Mountain Chocolate Factory



Rahul Mewawalla (Board Chair)
Digital, Product, Technology, E-commerce, Innovation Expertise

Former Chief Executive Officer/President, Xpanse



Elisabeth Charles (Director)
Broad Retail, Consumer and Brand Transformation Experience

Former Chief Marketing Officer, Rodan + Fields



Gabriel Arreaga (Director)
Robust Operations and Supply Chain Experience

Current Senior Vice President, Supply Chain, Kroger



Jeff Geygan (Director)
Significant Turnaround and Investment Management Expertise

Current President and CEO, Global Value Investment Corp



Brett Seabert (Director)
Deep Accounting and Financial Expertise

Current Co-Managing Partner & Chief Financial Officer, Tanamera Construction

Meaningful Enhancements to RMCF's Corporate Governance

STEPS TAKEN

1. Separated the roles of Chairperson of the Board and Chief Executive Officer of the Company
2. Appointed independent director as Chairperson
3. Appointed a representative of one of the Company's largest stockholders to the RMCF Board, further demonstrating that the Board values stockholder perspectives
4. Formed a Special Committee to identify new qualified, independent directors and retained leading national search firm to support process
5. Substantially refreshed the Board with a majority of new independent directors



RMCF's Board remains committed to upholding high standards of corporate governance and continuing to maximize value for all stockholders.

ROCKY MOUNTAIN CHOCOLATE FACTORY

AB Value's Demands Are Not in the Best Interest of Stockholders

ROCKY MOUNTAIN CHOCOLATE FACTORY®



RMCF Continues to Attempt to Work With AB Value to Agree to a Reasonable Resolution

1. RMCF has engaged in substantial, **good-faith dialogue with AB Value for more than two years**.
2. In his nearly two years as a director, **Andrew Berger has not proposed any significant operational strategies** to the RMCF Board.
3. **RMCF has been responsive to proposals from stockholders**, with a track record of open dialogue and productive engagement with stockholders.
4. During July 2021 settlement negotiations, AB Value's Andrew Berger repeatedly **made unreasonable demands,** including requiring the right to name an additional RMCF director and pressured directors to act within three days.
5. The RMCF Board **thoughtfully considered the director candidates proposed by AB Value** in its search for additional independent directors, including one individual who was a finalist for an appointment. The Board ultimately selected two other candidates it believed had better qualifications and more relevant experience for the Company's long-term needs.
6. The Board or Special Committee **has offered multiple settlement proposals to AB Value**, all of which have been declined due to AB Value's insistence on unreasonable demands. These proposals have included an offer to consider a mutually agreed upon director nominee and an offer to cover a substantial portion of the costs AB Value has incurred.
7. AB Value's most recent settlement offer **sought majority control of the Board – without any control premium** proposed. Despite this unworkable proposition, the Board continues to be open to a reasonable and mutually agreeable resolution.

AB Value is Misleading Stockholders

- Many of **AB Value's claims are factually inaccurate or misleading**, and Mr. Berger has proven to be an obstacle to the Board's ongoing work to serve stockholders.
- AB Value has qualified the Company's decisive actions as reactionary. RMCF's corporate governance and Board refreshment efforts have been underway for some time. **The Board is squarely focused on taking decisive and disciplined action to support RMCF's strategic transformation.**
- **AB Value continues to ignore the consistent progress RMCF is making** in refreshing its strategy, the strong operational performance of the business and the corporate governance enhancements the Board has implemented.
- AB Value is misleading stockholders about the **deep experience in e-commerce, supply chain, digital marketing, product innovation, finance and operations the Company's director nominees possess.**
- AB Value has requested stockholder representation on the RMCF Board. The RMCF Board agreed and **has already appointed and nominated a director, Jeffrey Geygan, from one of the Company's largest stockholders.**
- **AB Value's negative public campaign is unnecessarily disruptive, distracting and costly** despite the Board's good-faith effort to engage and reach an agreement.
- This **proxy contest follows only two years after AB Value received a $290,000 settlement** as part of a Cooperation Agreement with the Company. AB Value's playbook is costly and disruptive.
- The Board cannot look past Mr. Berger's damaging track record as CEO of restaurant chain Cosi, Inc., **where he has overseen the Company's second bankruptcy filing in five years.** That background should give stockholders pause for concern.

Conclusion: The Right Board for RMCF

- Rocky Mountain Chocolate Factory's Board nominees bring the mission-critical expertise, skills and qualifications to support the Company's refreshed growth strategy and drive stockholder value.
- The Board has significantly refreshed over the last two years and implemented a series of corporate governance enhancements. Five of RMCF's six nominees are independent.
- The Company is well-positioned financially and operationally to execute its refreshed strategy and deliver enhanced stockholder value.
- RMCF's director nominees are committed to productive engagement, open dialogue and maximizing value for *ALL* stockholders.

VOTE "FOR" ALL OF THE COMPANY'S NOMINEES ON THE WHITE PROXY CARD AT OUR 2021 ANNUAL MEETING